Valuemark IV

A Flexible Premium Variable Annuity
Issued by Allianz Life Insurance Company of North America         DA__________

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1.CONTRACT OWNER   Must be age 85 or younger

     Name________________________________________________________________
           Last                First                        Middle

     ____________________________________________________________________
     (If the Contract Owner is a trust, please include Trust Name, Trust Date, and the Trust Beneficial Owner(s))

     Address_____________________________________________________________
                Street Address                         Apartment Number
     ____________________________________________________________________
     City                            State                        Zip Code

     Social Security Number__________Date of Birth_____________Sex ____Female
                                                                   ____Male
                                   (If the Contract Owner is a
     Daytime Telephone (___)_______trust, list the date(s) of birth for the Trust Beneficial Owner(s))
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2.JOINT OWNER(Optional)
      Must be age 85 or younger.  Must be the Spouse of the Contract Owner.

     Name_______________________________________________________________
             Last                First                        Middle

     Social Security Number__________Date of Birth_____________Sex ____Female
                                                                   ____Male
     Daytime Telephone (___)____________________
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3.ANNUITANT
      Must be age 85 or younger. Must complete if different than Contract owner.

     Name      _________________________________________________________
               Last                First                        Middle

     Address ___________________________________________________________
               Street Address                           Apartment Number
    ____________________________________________________________________
     City                          State                       Zip Code

     Social Security Number________Date of Birth              Sex ____Female
                                                                  ____Male

 Daytime Telephone________________Relationship to Owner_________________

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4.BENEFICIARY(IES) DESIGNATION

     Primary Beneficiary(ies):          Contingent Beneficiary(ies)
     (At the Contract Owner's death, the surviving Joint Owner becomes the Primary Beneficiary.)
   __________________________________   ______________________________
   Name                                 Name
   __________________________________   ______________________________
   Relationship to Contract Owner       Relationship to Contract Owner
   __________________________________   ______________________________
   Name                                 Name
   __________________________________   ______________________________
   Relationship to Contract Owner       Relationship to Contract Owner

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5. REPLACEMENT

Is this Annuity intended to replace or change existing life insurance or annuity? ___Yes - Please attach appropriate forms.

         ___ No
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6. TAX QUALIFIED PLANS

Is this annuity part of a Tax
Qualified Plan?    ____ Yes  ____No  If yes, please select one of the following.

                              ___IRA Transfer/Rollover ___403(b)TSA
                              ___Regular Contribution
                                 for Tax Year________
                              ___Roth IRA              ___401 (Corporate Plan)
                              ___Roth IRA Conversion   ___Other _______________
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7.PURCHASE PAYMENT Minimum Initial Purchase Payment

     ____Purchase Payment Enclosed with Application

     Purchase Payment Amount $_____________________

     ____This contract will be funded by a 1035 Exchange, Tax Qualified Transfer/Rollover, CD or Mutual Fund Redemption. (If checked, please attach the appropriate forms).
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8.PURCHASE PAYMENT ALLOCATION

You may select up to 10 Investment Options. Use whole percentages. Total must equal 100%. The allocations you indicate below will become your allocations on all future payments until you notify us of a change.

_____% AIM V.I.Growth
_____% Alger American Growth
_____% Alger American  Leveraged  AllCap
_____% Franklin Aggressive  Growth Securities
_____% Franklin Global  Communications  Securities
_____% Franklin Global  Health Care  Securities
_____% Franklin Growth and Income  Securities
_____% Franklin High Income
_____% Franklin Income  Securities
_____% Franklin Large Cap Growth Securities
_____% Franklin Money Market
_____% Franklin Natural Resources Securities
_____% Franklin Real  Estate
_____% Franklin Rising Dividends  Securities
_____% Franklin S&P 500 Index
_____% Franklin Small Cap
_____% Franklin Technology  Securities
_____% Franklin U.S.  Government
_____% Franklin Value Securities
_____% Franklin Zero Coupon Fund-2000
_____% Franklin Zero Coupon  Fund-2005
_____% Franklin Zero Coupon  Fund-2010
_____% Mutual Discovery  Securities
_____% Mutual Shares  Securities
_____% Templeton Asset Strategy
_____% Templeton Developing Markets Securities
_____% Templeton Global Income   Securities
_____% Templeton Growth  Securities
_____% Templeton International Securities
_____% Templeton International Smaller Companies
_____% Templeton Pacific Growth  Securities
_____%  USAllianz VIP Diversified  Assets
_____%  USAllianz VIP Fixed Income
_____%  USAllianz VIP Growth
_____%  Allianz Life Fixed Account

  (Select one of the options below)

__ 6-Month Dollar Cost Averaging
__ 12-Month Dollar Cost Averaging
__ Flexible Fixed Option

_______ TOTAL (Must equal 100%)

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9.  Bonus  Election  (Optional)  Must be age 70 or  younger  to elect  the bonus options.

You can choose the Immediate Bonus Option, Loyalty Bonus Option or both. There is an additional charge assessed to the Contract Owner for these options. Check the box(es) below to select one or both of these bonus options. The Immediate Bonus Option can only be made at the time of initial Purchase Payment. Refer to the Prospectus for additional information.

____Immediate Bonus Option: Each Purchase Payment made within the first 6 months of the Issue Date will be credited with a bonus amount of 3.5%. Subsequent Purchase Payments made after 6 months from the Issue Date will not be credited with the Immediate Bonus. The bonus will be credited at the time the Purchase Payment is received. The bonus amounts will be allocated the same as your Purchase Payments. (In the event of the Contract Owner's death before the first Contract Anniversary from the Issue Date, we will take back the bonus before calculating the death benefit. In the event the Contract is revoked during the Right to Examine period, we will take back the bonus.) This option can only be made at the time of initial Purchase Payment. Upon making this selection, it cannot be changed. (The Immediate Bonus is not available for Contracts owned by a Charitable Remainder Trust.)

      If you do not check the box, you will not receive this benefit.

____ Loyalty Bonus Option: We will credit a bonus amount equal to 3.25% of the Contract Value on the 7th Contract Anniversary. This bonus will vest 5 years from the date it is credited. During this 5-year period, none of the bonus will be available for full surrender, partial surrender, or annuitization. (In the case of a death benefit, the bonus will be fully vested if death occurs more than 12 completed months after the 7th Contract Anniversary. In the event of the Contract Owner's death within the first 12 months from the 7th Contract Anniversary, we will take back the bonus before calculating the death benefit amount.) This option can be elected at any time prior to the 7th Contract Anniversary.

      If you do not check the box, you will not receive this benefit.

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10. Death  Benefit  Election  (this section must be completed - do not skip this section)

Valuemark IV offers you a choice between two Enhanced Death Benefit Options which are applicable to contracts owned for the benefit of an individual. Check only one box below. If you do not choose one of the options below, your initial Purchase Payment will not be invested. This selection can only be made at the time of initial Purchase Payment. Upon making this selection, it cannot be changed. Refer to the Prospectus for additional information.

___ Option 1: 5% Increase/6-Year Step Up Guarantee: is equal to the greater of:
       1) Contract Value; or
       2) Purchase Payments less surrenders; or
       3) After the first Contract Anniversary, the greater of:
               a)5%  guaranteed   annual  increase  of  Purchase  Payments  less
               surrenders; or
               b)The highest 6th year contract anniversary value,
               prior  to  the  Contract  Owner's  81st  birthday,   adjusted  by
               subsequent Purchase Payments less surrenders.

or

___ Option 2: Greatest Anniversary Value Guarantee: is equal to the greater of:
        1) Contract Value; or
        2) Purchase Payments less surrenders; or
        3) Greatest Anniversary Value prior to the Contract Owner's 81st birthday, adjusted by subsequent Purchase Payments less surrenders.

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11.  Guaranteed  Minimum Income Benefit  Election  (Optional)  Must be age 73 or
younger to elect this  option.

Valuemark  IV offers  you a  Guaranteed  Minimum
Income Benefit* that provides for guaranteed minimum payments. The Guaranteed Minimum Income Benefit is applicable to contracts owned for the benefit of an individual. An additional charge is assessed to the Contract Owner for this benefit. The Guaranteed Minimum Income Benefit will have the same level of benefits as the Enhanced Death Benefit Option you selected on this application. Check the box below to select the Guaranteed Minimum Income Benefit. This selection can only be made at the time of initial Purchase Payment. Upon making this selection, it cannot be changed. Refer to the Prospectus for additional information.

___ Guaranteed Minimum Income Benefit (annuitization phase only) if you do not check the box, you will not receive this benefit.

*Any Annuity Option available under the Contract may be used for this benefit. However, Annuity Payments can only be made under a Fixed Annuity. The Guaranteed Minimum Income Benefit is subject to a 7-year waiting period.

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12. INCOME DATE

  Selected Income  Date ___- 01 -___ The  Income  Date
                                     (Annuitization Date) may be no earlier than
                                     two  years  after  the  Issue   Date.   The
                                     Guaranteed Minimum Income Benefit does not take effect until 7 years after the Issue Date.


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13.TELEPHONE AUTHORIZATION

___ I/We  authorize  Allianz Life  Insurance  Company of North America  (Allianz
Life) to honor telephone instructions from the Contract Owner(s) to transfer Contract Values among the variable investment options and the Fixed Account and to disburse partial surrenders. For partial surrenders, Allianz Life's sole responsibility is to send a check to the Contract Owner's address or wire the proceeds to the Contract Owner's account at a commercial bank (a savings bank may not be used) or to the Contract Owner's account at a member firm of a national securities exchange.

___ I/We authorize Allianz Life to accept telephone instructions from the Registered Rep/Agent of Record for this contract and/or the Representative's Assistant(s) to transfer Contract Values among the variable investment options and the Fixed Account. If no selection is indicated, telephone access authorization will be permitted for the Contract Owner only. This authorization is subject to the terms and provisions in the contract and Prospectus. Allianz Life will employ reasonable procedures to confirm that telephone instructions are genuine. If Allianz Life does not, it may be liable for any losses due to unauthorized or fraudulent transfers.

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14. BY SIGNING BELOW, THE CONTRACT OWNER UNDERSTANDS THAT OR AGREES TO

I received a Prospectus and have determined that the variable annuity applied for is not unsuitable for my insurance investment objectives, financial situation, and financial needs. It is a long-term commitment to meet insurance needs and financial goals. I understand that the annuity value for payments allocated to the variable investment options may increase or decrease depending on the contract's investment results, and that no minimum cash value is guaranteed on the variable investment options. To the best of my knowledge and belief, all statements and answers in this application are complete and true. It is further agreed that these statements and answers will become a part of any contract to be issued. No representative is authorized to modify this agreement or waive any of Allianz Life's rights or requirements.


-----------------------------------     --------------------------------------
Contract Owner's Signature              Joint Owner's Signature (or Trustee,
  (or Trustee, if applicable)                                   if applicable)
-----------------------------------     --------------------------------------
Signed At (City, State)                  Date Signed

____Please send me a Statement of Additional Information

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15.BY SIGNING BELOW, THE REGISTERED REPRESENTATIVE/AGENT CERTIFIES THAT

-I am NASD registered and state licensed for variable annuity contracts in the state where this application is written and delivered; and -I provided the Contract Owner(s) with the most current Prospectus; and -To the best of my knowledge and belief, this application ___DOES___DOES NOT involve replacement of existing life insurance or annuities. If replacement, attach a copy of each disclosure statement and list of companies involved.

-----------------------------------     --------------------------------------
Registered Representative Name (Please  Registered Representative Name (Please
                                Print)                                  Print)
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Registered Representative Signature     Registered Representative Signature

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Broker Dealer Name                      Authorized signature of Broker Dealer
                                        (if required)

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Branch Address                          Branch Telephone Number


                                        Comm:  A B C D(circle one)
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16.MAIL APPLICATIONS TO

For Regular Mail                        For Overnight Delivery

Allianz Life-USAllianz Service Center   Allianz Life-USAllianz Service Center
c/o PNC Bank                            c/oPNC Bank
Box 824240                              Attn:  Box 4240
Philadelphia, PA  19182-4240            Route 38 and East Gate Drive
                                        Moorestown, NJ 08057-4240
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17.HOME OFFICE USE ONLY  (EXCEPT IN WV)

If Allianz Life Insurance Company of North America makes a change in this space in order to correct any apparent errors or omissions, it will be approved by acceptance of this contract by the Owner(s); however, any material change must be accepted in writing by the Contract Owner(s).

F40112 (5-00)